UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Warren Corporate Center Drive
Warren, NJ	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 29, 2025, PTC Therapeutics, Inc. (the “Company”), Royalty Pharma Investments 2019 ICAV (“RPI”), and, for the limited purposes set forth in the Purchase Agreement (as defined below), Royalty Pharma plc, entered into an Amendment No. 2 to Amended and Restated Royalty Purchase Agreement (the “Amendment”), which amends that certain Amended and Restated Royalty Purchase Agreement, dated as of October 18, 2023, as amended by Amendment No. 1 dated June 17, 2024 (the “Purchase Agreement”).

Under the Purchase Agreement, the Company sold to RPI a certain portion of the Company’s right to receive sales-based royalty payments on worldwide net sales of Roche’s Evrysdi® (risdiplam) product and any other product developed pursuant to the License and Collaboration Agreement, dated as of November 23, 2011, by and among the Company, F. Hoffman-La Roche Ltd, Hoffman-La Roche Inc. (together with F. Hoffman-La Roche Ltd, “Roche”), and, for the limited purposes set forth therein, the Spinal Muscular Atrophy Foundation (such payments, the “Royalty”).

Pursuant to the Amendment, on December 29, 2025, the Company sold to RPI its retained interest in the Royalty in exchange for $240.0 million in upfront cash consideration, and three potential additional cash purchase price payments of $20.0 million each conditioned upon receipt by RPI of more than $347.0 million of Assigned Royalty Payments (as defined in the Purchase Agreement) in respect of Calendar Year Net Sales (as defined in the Purchase Agreement) arising in 2027, $363.0 million of Assigned Royalty Payments in respect of Calendar Year Net Sales arising in 2028, and $379.0 million of Assigned Royalty Payments in respect of Calendar Year Net Sales arising in 2029, respectively. The retained interest sold by the Company to RPI pursuant to the Amendment is equal to 9.5111% of the Royalty before the 2020 Assigned Royalty Cap (as defined in the Purchase Agreement) has been met, and 16.6666% of the Royalty from and after such time as the 2020 Assigned Royalty Cap has been met. As a result of the sale, RPI owns 100% of the Royalty and the Company owns 0% of the Royalty.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: December 29, 2025	By:	/s/ Pierre Gravier
	Name:	Pierre Gravier
	Title:	Chief Financial Officer